Exhibit 10.2
CLEAR CHANNEL OUTDOOR HOLDINGS, INC.
2005 STOCK INCENTIVE PLAN
STOCK OPTION AGREEMENT
     THIS STOCK OPTION AGREEMENT (the “Agreement”), made as of the ___day of ___, 20___(the “Grant Date”) by and between Clear Channel Outdoor Holdings, Inc., a Delaware corporation (the “Company”), and «First» «Last» (the “Optionee”), evidences the grant by the Company of an Option to purchase shares of the Company’s common stock, $.01 par value (the “Common Stock”) to the Optionee on such date and the Optionee’s acceptance of this Option in accordance with the provisions of the Clear Channel Outdoor Holdings, Inc. 2005 Stock Incentive Plan (the “Plan”). The Company and the Optionee agree as follows:
     1. Grant of Option. Subject to the terms and conditions set forth herein and in the Plan, the Company hereby grants to the Optionee an option (the “Option”) to purchase ___shares of Common Stock (the “Option Shares”) from the Company at the price per share of $___(the “Option Price”).
     2. Limitations on Exercise of Option. Except as otherwise provided in this Agreement, this Option will vest and become exercisable with respect to [___%] of the shares of Common Stock covered thereby on the ___anniversary of the Grant Date and with respect to an additional [___%] of the shares of Common Stock covered thereby on the ___anniversary of the Grant Date and with respect to an additional [___%] of the shares of Common Stock covered thereby on the ___ anniversary of the Grant Date (each a “Vesting Date”); provided, that, the Optionee is still employed or performing services for the Company on each such Vesting Date.
     3. Term of Option. Unless sooner terminated in accordance herewith or in the Plan, this Option shall expire on the tenth anniversary of the Grant Date.
     4. Method of Exercise.
          (a) The Optionee may exercise this Option, from time to time, to the extent then exercisable, by contacting the Company’s outside Plan administrator (the “Administrator”) and following the procedures established by the Administrator. The Option Price of this Option may be paid in cash or by certified or bank check or in any other manner the Compensation Committee of the Company’s Board of Directors (the “Committee”), in its discretion, may permit, including, without limitation, (i) the delivery of previously-owned shares, (ii) by a combination of a cash payment and delivery of previously-owned shares, or (iii) pursuant to a cashless exercise program established and made available through a registered broker-dealer in accordance with applicable law.
          (b) At the time of exercise, the Optionee shall pay to the Administrator (or at the option of the Company, to the Company) such amount as the Company deems necessary to satisfy its obligation to withhold federal, state or local income or other taxes incurred by reason of the exercise of this Option. The Optionee may elect to pay to the Administrator (or at the option of the Company, to the Company) an amount equal to the amount of the taxes which the Company shall be required to withhold by delivering to the Administrator (or at the option of the

Company, to the Company), cash, a check or at the sole discretion of the Company, shares of Common Stock having a Fair Market Value equal to the amount of the withholding tax obligation as determined by the Company.
     5. Issuance of Shares. Except as otherwise provided in the Plan, as promptly as practical after receipt of notification of exercise and full payment of the Option Price and any required income tax withholding, the Company shall issue or transfer to the Optionee the number of Option Shares with respect to which this Option has been so exercised, and shall deliver to the Optionee or have deposited in the Optionee’s brokerage account with the Administrator a certificate or certificates therefor, registered in the Optionee’s name.
     6. Termination of Employment.
          (a) If the Optionee’s termination of employment or service is due to death, this Option shall automatically vest and become immediately exercisable in full and shall be exercisable by the Optionee’s designated beneficiary, or, if none, the person(s) to whom the Optionee’s rights under this Option are transferred by will or the laws of descent and distribution for one year following such termination of employment or service (but in no event beyond the term of the Option), and shall thereafter terminate.
          (b) If the Optionee’s termination of employment or service is due to Disability (as defined herein), the Optionee shall be treated, for purposes of this Agreement only, as if his/her employment or service continued with the Company for the lesser of (i) five years or (ii) the remaining term of this Option and this Option will continue to vest and remain exercisable during such period (the “Disability Vesting Period”). Upon expiration of the Disability Vesting Period, this Option shall automatically terminate; provided, that, if the Optionee should die during such period, this Option shall automatically vest and become immediately exercisable in full and shall be exercisable by the Optionee’s designated beneficiary, or, if none, the person(s) to whom the Optionee’s rights under this Option are transferred by will or the laws of descent and distribution for one year following such death (but in no event beyond the term of the Option), and shall thereafter terminate. For purposes of this section, “Disability” shall mean (i) if the Optionee’s employment with the Company is subject to the terms of an employment or other service agreement between such Optionee and the Company, which agreement includes a definition of “Disability”, the term “Disability” shall have the meaning set forth in such agreement during the period that such agreement remains in effect; and (ii) in all other cases, the term “Disability” shall mean a physical or mental infirmity which impairs the Optionee’s ability to perform substantially his or her duties for a period of one hundred eighty (180) consecutive days.
          (c) If the Optionee’s termination of employment or service is due to Retirement (as defined herein), the Optionee shall be treated, for purposes of this Agreement only, as if his/her employment or service continued with the Company for the lesser of (i) five years or (ii) the remaining term of this Option and this Option will continue to vest and remain exercisable during such period (the “Retirement Vesting Period”). Upon expiration of the Retirement Vesting Period, this Option shall automatically terminate; provided, that, if the Optionee should die during such period, this Option shall automatically vest and become immediately exercisable in full and shall be exercisable by the Optionee’s designated beneficiary, or, if none, the person(s) to whom such Optionee’s rights under this Option are transferred by will or the laws of descent and distribution for one year following such death (but in no event beyond the term of the Option), and shall thereafter terminate. For purposes of this section, “Retirement” shall mean the Optionee’s resignation from the Company on or after the date on which the sum of his/her (i) full years of age (measured as of his/her last birthday preceding the date of termination of employment or service) and (ii) full years of service with the Company measured from his/her date of hire (or re-hire, if later), is equal at least seventy (70); provided, that, the Optionee must have attained at least the age of sixty (60) and completed at least five (5) full years of service with the Company prior to the date of his/her resignation. Any disputes relating to whether the Optionee is eligible for Retirement under this Agreement, including, without limitation, his years’ of service, shall be settled by the Committee in its sole discretion.
          (d) If the termination of the Optionee’s employment or service is for Cause (as defined herein), this Option shall terminate upon such termination of employment or service, regardless of whether this Option was then exercisable. For purposes of this section, “Cause” shall mean the Optionee’s (i) intentional failure to perform reasonably assigned duties, (ii) dishonesty or willful misconduct in the performance of duties, (iii) involvement in a transaction in connection with the performance of duties to the Company which transaction is adverse to the interests of the Company and which is engaged in for personal profit or (iv) willful violation of any law, rule or regulation in connection with the performance of duties (other than traffic violations or similar offenses).
          (e) If the termination of the Optionee’s of employment or service is for any other reason, the unvested portion of this Option, any, shall terminate on the date of termination and the vested portion of this Option shall be exercisable for a period of three-months following such termination of employment or service (but in no event beyond the term of the Option), and shall thereafter terminate. The Optionee’s status as an employee shall not be considered terminated in the case of a leave of absence agreed to in writing by the Company (including, but not limited to, military and sick leave); provided, that, such leave is for a period of not more than three-months or re-employment upon expiration of such leave is guaranteed by contract or statute.
          (f) Notwithstanding any other provision of this Agreement or the Plan to the contrary, including, without limitation, Sections 7(b) and 7(c) of this Agreement:
               (i) If it is determined by the Committee that prior to the date that this Option is fully vested (whether or not during the Disability Vesting Period or the Retirement Vesting Period), the Optionee engaged (or is engaging in) any activity that is harmful to the business or reputation of the Company (or any parent or subsidiary), including, without limitation, any “Competitive Activity” (as defined below) or conduct prejudicial to or in conflict with the Company (or any parent or subsidiary) or any material breach of a contractual obligation to the Company (or any parent or subsidiary) (collectively, “Prohibited Acts”), then, upon such determination by the Committee, this Option shall be cancelled and cease to be exercisable (whether or not then vested).
               (ii) If it is determined by the Committee that the Optionee engaged (or is engaging in) any Prohibited Act where such Prohibited Act occurred or is occurring within the one (1) year period immediately following the exercise of any Option granted under this Agreement, the Optionee agrees that he/she will repay to the Company any gain realized on the exercise of such Option (such gain to be valued as of the relevant exercise date(s)). Such repayment obligation will be effective as of the date specified by the Committee. Any repayment obligation must be satisfied in cash or, if permitted in the sole discretion of the Committee, in shares of Common Stock having a Fair Market Value equal the gain realized upon exercise of the Option. The Company is specifically authorized to off-set and deduct from any other payments, if any, including, without limitation, wages, salary or bonus, that it may own the Optionee to secure the repayment obligations herein contained.
The determination of whether the Optionee has engaged in a Prohibited Act shall be determined by the Committee in good faith and in its sole discretion. The provisions of Section 7(f) shall have no effect following a Change in Control. For purposes of this Agreement, the term “Competitive Activity” shall mean the Optionee, without the prior written permission of the Committee, any where in the world where the Company (or any parent or subsidiary) engages in business, directly or indirectly, (i) entering into the employ of or rendering any services to any person, entity or organization engaged in a business which is directly or indirectly related to the businesses of the Company or any parent or subsidiary (“Competitive Business”) or (ii) becoming associated with or interested in any Competitive Business as an individual, partner, shareholder, creditor, director, officer, principal, agent, employee, trustee, consultant, advisor or in any other relationship or capacity other than ownership of passive investments not exceeding 1% of the vote or value of such Competitive Business.
          (g) The term “Company” as used in this Agreement with reference to the employment or service of the Optionee shall include the Company and its parent and subsidiaries, as appropriate.
     7. Change in Control. Upon the occurrence of a Change in Control (as defined herein), this Option shall become immediately vested and exercisable in full. For the purposes hereof, the term “Change in Control” shall mean a transaction or series of transactions which constitutes an “exchange transaction” within the meaning of the Plan or such other event involving a change in ownership or control of the business or assets of the Company as the Board, acting in its discretion, may determine.
     8. Rights as a Stockholder. No shares of Common Stock shall be issued in respect of the exercise of this Option until payment of the exercise price and the applicable tax withholding obligations have been satisfied or provided for to the satisfaction of the Company, and the Optionee shall have no rights as a stockholder with respect to any shares covered by this Option until such shares are duly and validly issued by the Company to or on behalf of the Optoinee.
     9. Non-Transferability. This Option is not assignable or transferable except upon the Optionee’s death to a beneficiary designated by the Optionee in a manner prescribed or approved for this purpose by the Committee or, if no designated beneficiary shall survive the Optionee, pursuant to the Optionee’s will or by the laws of descent and distribution. During an Optionee’s lifetime, this Option may be exercised only by the Optionee or the Optionee’s guardian or legal representative.

     10. Limitation of Rights. Nothing contained in this Agreement shall confer upon the Optionee any right with respect to the continuation of his employment or service with the Company, or interfere in any way with the right of the Company at any time to terminate such employment or other service or to increase or decrease, or otherwise adjust, the compensation and/or other terms and conditions of the Optionee’s employment or other service.
     11. Restrictions on Transfer. The Optionee agrees, by acceptance of this Option, that, upon issuance of any shares hereunder, that, unless such shares are then registered under applicable federal and state securities laws, (i) acquisition of such shares will be for investment and not with a view to the distribution thereof, and (ii) the Company may require an investment letter from the Optionee in such form as may be recommended by Company counsel. The Company shall in no event be obliged to register any securities pursuant to the Securities Act of 1933 (as now in effect or as hereafter amended) or to take any other affirmative action in order to cause the exercise of this Option or the issuance or transfer of shares pursuant thereto to comply with any law or regulation of any governmental authority.
     12. Notice. Any notice to the Company provided for in this Agreement shall be addressed to it in care of its Secretary at its executive offices at Clear Channel Outdoor Holdings, Inc., 200 East Basse Road, San Antonio, Texas 78209-8328, and any notice to the Optionee shall be addressed to the Optionee at the current address shown on the payroll records of the Company. Any notice shall be deemed to be duly given if and when properly addressed and posted by registered or certified mail, postage prepaid.
     13. Incorporation of Plan by Reference. This Option is granted pursuant to the terms of the Plan, the terms of which are incorporated herein by reference, and this Option shall in all respects be interpreted in accordance with the Plan. The Committee shall interpret and construe the Plan and this Agreement and its interpretations and determinations shall be conclusive and binding on the parties hereto and any other person claiming an interest hereunder, with respect to any issue arising hereunder or thereunder. In the event of a conflict or inconsistency between the terms and provisions of the Plan and the provisions of this Agreement, the Plan shall govern and control. All capitalized terms not defined herein shall have the meaning ascribed to them as set forth in the Plan.
     14. Governing Law. This Agreement and the rights of all persons claiming under this Agreement shall be governed by the laws of the State of Delaware, without giving effect to conflicts of laws principles thereof.
     15. Tax Status of Option. This Option is [not] intended to be an incentive stock option within the meaning of Section 422 of the Code.
     16. Miscellaneous. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and may not be modified other than by written instrument executed by the parties.

     IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the date first above written.

CLEAR CHANNEL OUTDOOR HOLDINGS, INC.
Optionee:	By:
Name:
Title:

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